Securities And Exchange Commission
                             Washington, D.C. 20549


                                    Form S-8
                             Registration Statement
                        Under The Securities Act Of 1933


                        PEOPLES TELEPHONE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                 New York                           13-2626435
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)            Identification No.)


                   2300 N.W. 89th Place, Miami, Florida 33172
               (Address of Principal Executive Offices, Zip Code)

               Peoples Telephone Company, Inc. 1997 Incentive Plan

                            (Full title of the plan)


E. Craig Sanders                             Copies of Communications to:
President, Chief Executive Officer           Ira N. Rosner, P.A.
Peoples Telephone Company, Inc.              Steel Hector & Davis  LLP
2300 Northwest 89th Place                    200 South Biscayne Boulevard
Miami, Florida 33172                         Suite 4000
(305) 593-9667                               Miami, Florida 33131-2398
(Name, address, and telephone number,        (305) 577-2919
including area code, of agent for service)

                            -------------------------
                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of
Securities                   Proposed Maximum  Proposed Maximum     Amount of
to be          Amount to be  Offering Price    Aggregate Offering  Registration
Registered      registered    Per Unit (1)        Price (1)            Fee
-------------------------------------------------------------------------------

Common Stock,
$. 01 par
value         1,350,000 (2)    $3.625          $4,893,750           $1,483

-------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of such Common Stock on November 14, 1997 on the American Stock Exchange.

(2) This Registration Statement also relates to such indeterminate number of additional Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 promulgated thereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.

        Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed by Peoples Telephone Company, Inc. (the "Company") with the Commission are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A No. 1 filed on April 11, 1997 (Commission File No. 1-12443).

2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 filed on May 14, 1997 (Commission File No. 1-12443).

3. The Company's Proxy Statement filed on June 13, 1997 (Commission File No. 1-12443).

4. The Company's Current Report on Form 8-K filed on July 11, 1997 (Commission File No. 1-12443).

5. The Company's Current Report on Form 8-K filed on July 18, 1997 (Commission File No. 1-12443).

6. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997, as amended by Form 10-Q/A No. 1 filed on August 29, 1997 (Commission File No. 1-12443).

7. The Company's Current Report on Form 8-K filed on September 24, 1997 (Commission File No. 1-12443).

8. The Company's Current Report on Form 8-K filed on October 16, 1997 (Commission File No. 1-12443).

9. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 filed on November 14, 1997 (Commission File No. 1-12443).

10. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

11. The description of the Company's Common Stock, par value $.01 per share, to be offered pursuant to the Company's 1997 Incentive Plan (the "Incentive Plan"), which description is contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on November 8, 1996 (Commission File No. 0-16479), including all amendments and reports filed after the date hereof for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

     Certificate of Incorporation. Paragraph Tenth of the Company's Certificate of Incorporation provides that the Company will indemnify and reimburse the officers and directors of the Company to the fullest extent provided by law. Paragraph Tenth of the Company's Certificate of Incorporation further provides that the provisions regarding indemnification and advancement of expenses as provided by law shall not be exclusive of any other right which any officer or director of the Company may have or acquire thereafter under any provisions of the Company's Certificate of Incorporation or By-laws or by any agreement, vote of shareholders or disinterested directors of the Company or otherwise, provided, that no indemnification may be made to or on behalf of any officer or director if a judgment or other final adjudication adverse to such officer or director establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Paragraph Tenth of the Company's Certificate of Incorporation also provides that a director shall not be liable to the Corporation or its shareholders for damages for any breach of duty in such director's capacity as a director unless
(i) a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the Business Corporation Law of New York or (ii) the liability of any director for any act or omission occurred prior to the adoption of such indemnification provision by the Company.

     Director and Officer Liability Insurance. Effective December 31, 1996, the Company renewed insurance providing for reimbursement, subject to certain exclusions and deductions, to (i) the Company for payments it makes to indemnify directors and officers of the Company and its subsidiaries, and (ii) directors and officers for losses, costs and expenses incurred by them in connection with their acts in those capacities for which they are not indemnified by the Company.

     Indemnification under the Incentive Plan. With respect to the Incentive Plan, the members of the committee of the board of directors of the Company which administers the Incentive Plan and any officer or employee acting on behalf of the such committee shall be fully indemnified and protected by the Company, to the fullest extent permitted by law, with respect to any action, determination, or interpretation relating to the Incentive Plan taken or made in good faith and shall not be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Incentive Plan.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

     (a)  4.1 Peoples Telephone Company, Inc. 1997 Incentive Plan.

          *4.2 Amended and Restated Certificate of Incorporation of the Company, as amended to date, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. (Commission File No. 1-12443)

          *4.3 Restated Bylaws of the Company, incorporated herein by reference to the Registration Statement on Form 10 filed by the Company with the Commission on January 20, 1988. (Commission File No. 0-16479)

          *4.4 Form of Second Amended and Restated Warrant Agreement dated as of
               February 17, 1994 between the Company and Creditanstalt American Corporation ("CAC"), incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994. (Commission File No. 0-16479)

          *4.5 First Amendment to Second Amended and Restated Warrant Agreement dated October 30, 1995 between the Company and CAC, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995. (Commission File No. 0-16479)

          *4.6 Second Amendment to Second Amended and Restated Warrant Agreement dated April 4, 1996 between the Company and CAC, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996. (Commission File No. 0-16479)

          *4.7 Form of Stock Purchase  Warrant issued on July 19, 1995 to Appian
               Capital Partners, L.L.C., incorporated herein by reference to the Company's Current Report on Form 8-K dated July 19, 1995. (Commission File No. 0-16479)

          *4.8 Form of Contingent Stock Purchase Warrant issued on July 19, 1995 to UBS Partners, Inc., incorporated herein by reference to the Company's Current Report on Form 8-K dated July 19, 1995. (Commission File No. 0-16479)

          5    Opinion of Steel Hector & Davis LLP.

          *10.1Security  Purchase  Agreement  between UBS  Capital  Corporation;
               Appian Capital Partners, L.L.C. and the Company dated July 3, 1995, incorporated herein by reference to the Company's Current Report on Form 8-K dated July 19, 1995. (Commission File No. 0-16479)

          *10.2Letter  Agreement,  dated July 18, 1995,  among the Company,  UBS
               Capital Corporation, UBS Partners, Inc. and Appian Capital Partners, L.L.C., amending the Securities Purchase Agreement, dated as of July 3, 1995 among the Company, UBS Capital Corporation and Appian Capital Partners, L.L.C., incorporated herein by reference to the Company's Current Report on Form 8-K dated July 19, 1995. (Commission File No. 0-16479)

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Price Waterhouse LLP.

          23.3 Consent of Steel Hector & Davis LLP is included in Exhibit 5.

          24   Power  of  Attorney   (included  on   signature   pages  of  this
               Registration Statement).

*  Incorporated by reference as indicated.


Item 9. Undertakings.

          (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any provision or arrangement whereby the Company may indemnify any such directors, officers or controlling persons against such liabilities, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on this 20th day of November, 1997.


                              PEOPLES TELEPHONE COMPANY, INC.


                              By: /s/ WILLIAM A. BAUM
                              William A. Baum
                              Chief Financial Officer, Senior Vice President

                        POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints E. Craig Sanders and William A. Baum, or either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Company any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                      Title                              Date
----------------------    -----------------------------     -----------------

/s/ E. CRAIG SANDERS      President, Chief Executive        November 20, 1997
E. Craig Sanders          Officer and Director (Chief
                          Executive Officer)

/s/ WILLIAM A. BAUM       Chief Financial Officer, Senior   November 20, 1997
William A. Baum           Vice President (Principal
                          Financial and Accounting Officer)

/s/ JODY FRANK            Director                          November 20, 1997
Jody Frank


/s/ CHARLES J. DELANEY    Director                          November 20, 1997
Charles J. Delaney


/s/ ROBERT E. LUND        Director                          November 20, 1997
Robert E. Lund


/s/ JUSTIN S. MACCARONE   Director                          November 20, 1997
Justin S. Maccarone

                                  EXHIBIT INDEX

Exhibit
  No.
-------

4.1  Peoples Telephone Company, Inc. 1997 Incentive Plan.

5    Opinion of Steel Hector & Davis LLP.

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Price Waterhouse LLP.

23.3 Consent of Steel Hector & Davis LLP is included in Exhibit 5.

24   Power  of  Attorney  (included  on  signature  pages  of this  Registration
     Statement).